UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant x                      Filed by a Party other than the Registrant —

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--	Preliminary Proxy Statement

--	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

--	Definitive Proxy Statement

x	Definitive Additional Materials

--	Soliciting Material Pursuant to §240.14a-12

SOTHEBY’S

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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--	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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--	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Online Go to www.investorvote.com/BID or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by 11:59 pm, Eastern Time, on May 8, 2019

Important Notice Regarding the Availability of Proxy Materials

for the Sotheby’s Stockholder Meeting to be Held on Thursday, May 9, 2019.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

Easy Online Access — View your proxy materials and vote.
Step 1: Go to www.investorvote.com/BID.
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April, 26, 2019 to facilitate timely delivery.

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Sotheby’s 2019 Annual Meeting of Stockholders will be held on Thursday, May 9, 2019 at the Company’s offices located at 1334 York Avenue, New York, NY at 9:00 a.m., Eastern Daylight Saving time, for the following purposes:

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3 and Against Proposal 4:

1.	Election of Directors:
01 -	Jessica M. Bibliowicz
02 -	Linus W. L. Cheung
03 -	Kevin C. Conroy
04 -	Domenico De Sole
05 -	The Duke of Devonshire
06 -	Daniel S. Loeb
07 -	Marsha E. Simms
08 -	Thomas S. Smith, Jr.
09 -	Diana L. Taylor
10 -	Dennis M. Weibling
11 -	Harry J. Wilson
2.	Advisory vote on executive compensation
3.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
4.	A stockholder proposal, if presented at the meeting.
5.	Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting

Meeting Location:

Sotheby’s

1334 York Avenue

New York, New York 10021

Directions to Meeting:

These may be obtained on the internet at http://sothebys.gcs-web.com/proxy

The following materials are available for you to review online:

The Company’s 2019 Proxy Statement;

The Company Annual Report for the year ending December 31, 2018 (which is not deemed to be part of the official proxy soliciting materials); and

Any amendments to the foregoing materials that are required to be furnished to stockholders.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
–	Internet – Go to www.investorvote.com/BID.
–	Phone – Call us free of charge at 1-866-641-4276.
–

Email – Send an email to investorvote@computershare.com with “Proxy Materials Sotheby’s” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April, 26, 2019.